UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2021
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2021, the Board of Directors (the “Board”) of Newtek Business Services Corp. (the “Company”) increased the number of directors constituting the entire Board from five to seven, and elected Fernando Perez-Hickman and Halli Razon-Feingold to serve as Class II directors of the Company, which terms will expire at the Annual Meeting of Shareholders in 2022, and to hold such position until their successors are elected and shall qualify.

Fernando Perez-Hickman served as Vice Chairman, Director of Corporate Strategy and member of IBERIABANK’s Planning Group Committee from August 2017 until its merger with First Horizon Bank in July 2020. In this role, Mr. Perez-Hickman was responsible for Corporate Strategy and Mergers and Acquisitions, supervising the Consumer and Retail Banking Division, reporting to the CEO. From June 2007 to August 2017, Mr. Hickman served as Executive Chairman of the Board of Directors of Sabadell United Bank and from June 1998 to June 2007 served as Managing Director of Santander Private Banking International.

Mr. Perez-Hickman is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Mr. Perez-Hickman was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Perez-Hickman or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Mr. Perez-Hickman will receive director fees consistent with the director compensation arrangement as described in the Company’s definitive joint proxy statement/ prospectus filed with the SEC on April 29, 2021, and incorporated by reference into this Item 5.02.

Mrs. Halli Razon-Feingold has served as the Company’s Chief Administrative Officer since July 2016 and as Senior Vice President of Human Resources for the Company since July 2019. Mrs. Razon-Feingold’s tenure at Newtek spans over ten years, with her current principal responsibilities centered on managing the Executive department and all areas of Human Resources for the Company and all of its controlled portfolio companies. Mrs. Razon-Feingold holds a master’s degree in Industrial/Organizational Psychology from CUNY Baruch College and a bachelor’s degree in Psychology from Hofstra University.

Mrs. Razon-Feingold is an “interested person” of the Company as such term is defined under Section 2(a)(19) of the 1940 Act. Mrs. Razon-Feingold was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mrs. Razon-Feingold’s sister currently serves as EVP and Director of Payroll Operations for one of the Company’s controlled portfolio companies; there are no other current or proposed transactions between the Company and Mrs. Halli Razon-Feingold or her immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Mrs. Razon-Feingold will not receive director fees.

Item 8.01 Other Events.

The Company issued a press release on September 29, 2021 to announce these changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 29, 2021

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: September 29, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board